EXHIBIT 23.1








               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 27, 2001, relating to the consolidated financial statements and schedule of Talk America Holdings, Inc. (formerly Talk.com Inc.) and subsidiaries (the "Company") appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.






                                          /s/ PricewaterhouseCoopers, LLP





Philadelphia, Pennsylvania
December 7, 2001